POWER OF ATTORNEY

				TO SIGN FORMS 4 AND 5



	The
undersigned director/officer of Anixter International Inc. hereby authorizes
  John Dul, James Knox or Dennis Letham to sign on behalf of the undersigned any
  Forms 4 and 5 that are required to be filed from time to time with the Securities and Exchange Commission.  Such forms
shall be completed from the information
  furnished by me to the Company
and the information in the Company's records.
  This authority shall
continue in effect until revoked.






  Dated this 12th day
of May, 2003.

  Signed:   	John R. Petty

  Printed Name: John R.
Petty